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                                                                     EXHIBIT 2.3




                               ARTICLES OF MERGER

                                with respect to
                                 the merger of

                      ELECTRONIC TRANSMISSION CORPORATION,
                              a Texas corporation

                                 with and into

                          ETC TRANSACTION CORPORATION,
                             a Delaware corporation


         Pursuant to the provisions of Articles 5.04 of the Texas Business Corporation Act, ETC Transaction Corporation, a Delaware corporation ("ETC"), as the surviving corporation, and Electronic Transmission Corporation, a Texas corporation, hereby execute, deliver and adopt the following Articles of Merger for the purpose of merging Electronic Transmission Corporation, a Texas corporation, with and into ETC (the "Merger").

1. The names of the corporations participating in the merger and the states under the laws of which they are respectively organized are as follows:

                 Name of Corporation                                                     State
                 -------------------                                                     -----
                 ETC Transaction Corporation                                            Delaware

                 Electronic Transmission Corporation                                    Texas

2.       The plan of merger is set forth as Exhibit A.

3. The plan of merger was duly approved by the shareholders of each of the corporations as follows:

                 As to each of the undersigned corporations, the number of shares outstanding, the designation and number of shares outstanding, the designation and number of outstanding shares of each such class or series entitled to vote as a class on such plan are as follows:


                                                                                    Number of                   Entitled
                                                                                      Shares                    to Vote
                          Name of Corporation                                      Outstanding                 as a Class
                          -------------------                                      -----------                 ----------
                 ETC Transaction Corporation                                        2,007,145                     None

                 Electronic Transmission Corporation                                7,153,601                     None

                 As to each of the undersigned corporations, the total number of shares voted for and against the plan of merger, respectively, are as follows. None of the outstanding shares of any of the corporations are entitled to vote as a class with respect to the plan of merger:



ARTICLES OF MERGER - Page 1
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
                                                                                       Total                   Total
                          Name of Corporation                                        Voted For             Voted Against
                          -------------------                                        ---------             -------------
                 ETC Transaction Corporation                                           596,947                  -0-
                                                                                    ----------              ------------
                 Electronic Transmission Corporation                                 6,106,213                  -0-

4. The plan of merger and performance of its terms were duly authorized by all action required by the laws under which ETC, the surviving corporation, was incorporated or organized and by its constituent documents.

5. These Articles of Merger and the Merger shall be effective when deemed filed with the Secretary of State of the State of Texas.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed on its behalf by its duly authorized officer as of the 11th day of February, 1997.


                              ETC TRANSACTION CORPORATION


                              By:            /s/ L. Cade Havard
                                 ---------------------------------------------
                                   L. Cade Havard, Chief Executive Officer


                              ELECTRONIC TRANSMISSION CORPORATION


                              By:            /s/ L. Cade Havard
                                 ---------------------------------------------
                                   L. Cade Havard, President





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